Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 04/26/2024 09:47 AM
Original ID: 2022-001188891
Amendment ID: 2024-004734481

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

Entertainment Activations Inc.

2. Article number(s) V. is amended as follows:
See checklist below for article number information.

The number, par value, and class of shares the profit corporation will have the authority to issue are:

Number of Common Shares: 500,000,000 Common Par Value: 0.0001
Number of Preferred Shares: 1,000,000 Preferred Par Value: 0.0002

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 04/01/2024
(Date – mm/dd/yyyy)

RECEIVED APR 12 2024 WYOMING SECRETARY OF STATE

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: ______________________ **Date:** 04/09/2024

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Peter Klamka

Contact Person: Peter Klamka

Title: CEO

Daytime Phone Number: 646-639-9676

Email: peter@creatorsai.fund

*(**An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

- ☑ ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- ☑ **Processing time is up to 15 business days** following the date of receipt in our office.
- ☑ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- ☑ Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- ☑ Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

RECEIPT

Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020

PETER KLAMKA
2945 CIMINI CT
HENDERSON, NV 89052

RECEIPT INFORMATION

Receipt #: **003573096**
Receipt Date: **04/26/2024**
Processed By: **Dani Cronk**

DO NOT PAY!
This is not a bill.

Description of Charges	Reference	Quantity	Unit Price	Total
Common Amendment - Profit Corporation - Domestic	2024-004734481	1	$60.00	$60.00
	TOTAL CHARGES PAID			**$60.00**

Description of Payment	Reference	Amount
Payment-Check / Money Order	105	$60.00
	TOTAL PAYMENT	**$60.00**

In Reference To:
Entertainment Activations Inc. (2022-001188891); Amendment ID: 2024-004734481

PAD or Billing Questions?
(307) 777-5343
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